Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Charter Communications, Inc.:
We consent to the use of our report dated March 1, 2005 included herein and to the reference to our firm under the heading “Experts” in the prospectus.
St. Louis, Missouri
February 2, 2006